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                                                                       EX- 5.1
                                                                         and
                                                                       EX-23.1


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MELLON BANK CORPORATION                              Mellon Bank Corporation
                                                      One Mellon Bank Center
                                                      Pittsburgh, PA 15258-0001
                                                      412-234-5222

                                                      JAMES M. GOCKLEY
                                                      Assistant General Counsel
                                                      and Secretary

July 20, 1994

Mellon Bank Corporation
500 Grant Street
Pittsburgh, PA 15258

RE: Mellon Bank Corporation
    The Dreyfus Corporation 1989 Non-Qualified Stock Option Plan and The Dreyfus Corporation/Mellon Bank Corporation Conversion Plan for Dreyfus Book Value Shares and Options
    Registration Statement on Form S-8

Gentlemen:

I am Assistant General Counsel of Mellon Bank Corporation, a Pennsylvania Corporation (the "Corporation"), and, in that capacity have acted as counsel for the Corporation in connection with (i) the proposed issuance by the Corporation from time to time of up to 1,318,813 additional shares of its Common Stock, par value $.50 per share (the "Common Stock"), under The Dreyfus Corporation 1989 Non-Qualified Stock Option Plan and The Dreyfus Corporation/Mellon Bank Corporation Conversion Plan for Dreyfus Book Value Shares and Options (collectively, the "Plans"), (ii) the preparation of the documents that will constitute the Section 10(a) prospectus for each of the Plans within the meaning of Rule 428(a)(1) of the Securities Act of 1933 and (iii) the preparation of the Corporation's Registration Statement on Form S-8 with respect to the Common Stock (the "Registration Statement"), to be filed with the Securities and Exchange Commission and with which this opinion is to be filed as an Exhibit. This opinion is being furnished pursuant to the requirements of Form S-8 and Item 601 of Regulation S-K under the Securities Act of 1933, as amended (the "Act").
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Mellon Bank Corporation
July 20, 1994
Page Two


In furnishing this opinion, I, or attorneys under my supervision, have examined the Registration Statement, the prospectus for each of the Plans and such other documents, legal opinions and precedents, corporate and other records of the Corporation and its subsidiaries and certificates of public officials and officers of the Corporation as I have deemed necessary or appropriate to provide a basis for the opinions set forth below. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

Based upon the foregoing, I am of the opinion that:

    1. The Corporation has been duly incorporated and is validly existing as a corporation under the laws of the Commonwealth of Pennsylvania;

    2. The Registration Statement has been duly authorized by all necessary corporate action of the Corporation; and

    3. The shares of Common Stock when issued and delivered as contemplated by the Plans and the Registration Statement, will be duy authorized, validly issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, I do not thereby admit that I am within the category of persons whose consents are required under Section 7 of the Act.

Very truly yours,

JAMES M. GOCKLEY

JMG/lmt

448/14-15